INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of January 28, 2021, is made by and among Sierra Bancorp, a California corporation, Bank of the Sierra, a California banking corporation (Sierra Bancorp and Bank of the Sierra being collectively referred to as the “Corporation”), and                                 a director or officer of either Sierra Bancorp or Bank of the Sierra (the “Indemnitee”).

RECITALS

A.The Corporation and the Indemnitee recognize that the present state of the law is too uncertain to provide the Corporation’s officers and directors with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Corporation;

B.The Corporation and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

C.The Corporation and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Corporation;

D.The Corporation and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the officers and directors of the Corporation bear no reasonable relationship to the amount of compensation received by the Corporation’s officers and directors;

E.The Corporation has determined that the liability insurance coverage available to the Corporation as of this date may not be entirely adequate.  The Corporation believes, therefore, that the interest of the Corporation’s shareholders would be best served by a combination of (i) such insurance as the Corporation may obtain pursuant to the Corporation’s obligations hereunder and (ii) a contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Corporation;

F.Section 317 of the California Corporations Code empowers California corporations to indemnify their officers and directors and further states that the indemnification provided by Section 317 “shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation”; thus, Section 317 does not by itself limit the extent to which the Corporation may indemnify persons serving as its officers and directors;

G.The Corporation’s Articles of Incorporation and Bylaws authorize the indemnification of the officers and directors of the Corporation in excess of that expressly permitted by Section 317, subject to the limitations set forth in Section 204(a)(11) of the California Corporations Code;

H.The Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Corporation and to encourage such individuals to take the business risks necessary for the success of the Corporation, it is necessary for the Corporation to contractually indemnify its officers and directors, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Corporation, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Corporation and its shareholders;

I.The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation, free from undue concern for the potential liabilities associated with such services to Corporation; and

J.The Indemnitee is willing to serve, or continue to serve, the Corporation, provided, and on the expressed condition, that the indemnification provided for herein is furnished by the Corporation.

AGREEMENT

NOW, THEREFORE, the Corporation and Indemnitee agree as follows:

1.Definitions.

(a)  “Agent” means any person who is or was acting in his capacity as a director or officer of the Corporation, or is or was serving as a director, officer, employee or agent of any other enterprise at the request of the Corporation, and whether or not the person is serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b)  “Applicable Standard” means that a person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation; except that in a criminal proceeding, such person must also have had no reasonable cause to believe that such person’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent shall not, of itself, create any presumption, or establish, that the person did not meet the “Applicable Standard.”

(c)  “Expenses” means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee’s counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(d)  “Proceeding” means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Corporation) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was a director or officer of any subsidiary of the Corporation, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as such director or officer or by reason of the fact that the person is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director and/or officer of the foreign or domestic corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation, whether or not the person is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

2.Agreement to Serve.  In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Corporation, the director agrees to serve at least for the balance of the current term as a director and not to resign voluntarily during such period without the written consent of a majority of the remaining directors.  If Indemnitee is an officer of the Corporation not serving under an employment contract, the officer agrees to serve in such capacity at least for the balance of the current fiscal year of the Corporation and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors.  Following the applicable period set forth above, Indemnitee agrees to serve or continue to serve in such capacity to the best of the person’s abilities at the will of the Corporation or under separate contract, if such contract exists, for so long as Indemnitee is duly elected or appointed and qualified or until such time as the person tenders their resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.Indemnification.

(a) Third Party Proceedings.  The Corporation shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Corporation) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)Proceedings By or in the Right of the Corporation.  The Corporation shall indemnify Indemnitee if Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding which is an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Corporation.  This indemnity shall apply, and be limited, to and against all expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if:  (a) Indemnitee met the Applicable Standard (except that the Indemnitee’s belief regarding the best interests of the Corporation need not have been reasonable); (b) Indemnitee also acted in a manner which the person believed to be in the best interests of the Corporation’s shareholders; and (c) the action is not settled or otherwise disposed of without court approval.  No indemnification shall be made under this section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of such person’s duty or the Corporation, unless, and only to the extent that, the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonable entitled to indemnification for the expenses which such court shall determine.

(c) Scope.  Notwithstanding any other provision of this Agreement but subject to Section 14(b), the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Corporation's Articles of Incorporation, the Corporation's Bylaws or by statute.

4.Limitations on Indemnification.  Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a)Excluded Acts.  To indemnify Indemnitee for any acts or omissions or transactions from which a director or officer may not be relieved of liability under the California General Corporation Law or for expenses, penalties, or other payments prohibited by Part 359 of the FDIC’s Rules and Regulations, incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation or its subsidiary;

(b)Claims Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c)Lack of Good Faith.  To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)Insured Claims.  To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Corporation or any other policy of insurance maintained by the Corporation or Indemnitee; or

(e)Claims Under Section 16(b).  To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

5.Determination of Right to Indemnification.

Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Corporation shall determine by any of the methods set forth in Section 317(e) of the California Corporations Code whether Indemnitee has met the applicable standard of conduct which makes it permissible under applicable law to indemnify Indemnitee.  If a claim under Section 3 is not paid in full by the Corporation within ninety (90) days after such written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action, other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding (other than a Proceeding brought by the Corporation directly in its own right as distinguished from an action brought derivatively or by any receiver or trustee) in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation that the Indemnitee has not met the standards of conduct which make it permissible under applicable law to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense, by clear and convincing evidence, shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to make a determination prior to the commencement of such action that indemnification of the

Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

6.Advancement and Repayment of Expenses.

(a)The Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Corporation to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification and a written affirmation as is required by applicable law with respect to Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by law has been met, whether prior to or after final disposition of any Proceeding.  In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor.  Notwithstanding the foregoing, in a proceeding brought by the Corporation directly, in its own right (as distinguished from an action bought derivatively or by any receiver or trustee), the Corporation shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Corporation and its shareholders.

7.Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Corporation of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Corporation shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

8.Notice to Corporation by Indemnitee.  Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided that any delay in so notifying Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.  The written notification to the Corporation shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending.  In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Corporation’s consent, which consent shall not be unreasonably withheld.

9.Maintenance of Liability Insurance.

(a)The Corporation hereby agrees that so long as Indemnitee shall continue to serve as a director or officer of the Corporation and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Corporation, subject to Section 9(b), shall use its best efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Indemnitee is a director; or of the Corporation’s officers, if Indemnitee is not a director of the Corporation but is an officer.

(b)Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

(c)Notice to Insurers.   If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

10.Defense of Claim.   In the event that the Corporation shall be obligated under Section 6 hereof to pay the Expenses of any Proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (a) the employment of counsel by Indemnitee has been previously authorized by the Corporation, or (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of such defense or (c) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation.

11.Attorneys’ Fees.

(a)In the event that Indemnitee or the Corporation institutes an action to enforce or interpret any terms of this Agreement, the Corporation shall reimburse Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

(b)Any controversy or claim arising out of or relating to the interpretation of the amount of an Indemnitee “reasonable” fees and expenses pursuant to this Section 11 or elsewhere in this Agreement may, at the election of Indemnitee, be finally settled by arbitration in accordance with the rules of the American Arbitration Association (with no right to a jury trial or appellate review), and judgment upon the award rendered by the arbitrator may be rendered in any court having jurisdiction thereof. The arbitration shall be conducted in Tulare County, California in accordance with the ADR Service Provider’s then current rules for arbitration of business disputes by a panel of three arbitrators (with each party selecting one arbitrator and those two selecting the third).  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 (as may be amended).  In no event shall a claim be arbitrated that would be barred by the statute of limitations in a judicial proceeding.

12.Continuation of Obligations.  All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

13. Successors and Assigns.  This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

14.Non-exclusivity.

(a)The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Corporation’s Articles of Incorporation or Bylaws, the vote of the Corporation’s shareholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and action in another capacity while occupying his position as a director or officer of the Corporation.

(b)In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a California corporation to indemnify its officers and directors, the Indemnitee's rights and the Corporation’s obligations under this Agreement shall be expanded to the full extent permitted by such changes.  In the event of any changes in any applicable law, statute or rule, which narrow the right of a California corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

15.Effectiveness of Agreement.  To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Corporation’s Articles of Incorporation authorize such additional rights of indemnification.  In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts of omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

16.Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order or pursuant to Part 359 of the FDIC’s Rules and Regulations, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 16.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

17.Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.  To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

18.Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19.Mutual Acknowledgment.  Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

20.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

21.Limitation of Action.  To extent that Indemnitee is solely a director or officer of Sierra Bancorp or Corporation of the Sierra and not both, any obligation to Indemnitee hereunder shall be limited to only the entity of which Indemnitee is an officer or director and the other entity shall have no obligation to Indemnitee hereunder.

22.Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

SIERRA BANCORP

By: _____________________________

Title: ____________________________

Address: 90 North Main Street

Porterville, California 93257

BANK OF THE SIERRA

By: _____________________________

Title: ____________________________

Address: 90 North Main Street

Porterville, California 93257

INDEMNITEE:

Signature: _________________________

Address: ___________________________

  ___________________________